PROPRIETARY SOFTWARE LICENSE AGREEMENT

This is an Proprietary Software License Agreement (“Agreement”) dated as of June 26, 2007  (the “Effective Date”) by and between NAST (“Client”), a security company having a place of business at 8/1 Ak. Koroleva Ul, Moscow 129515 and Guardian Technologies International (“Licensor”), a Deleware corporation having its principal place of business at 516 Herndon Parkway, Herndon, Virginia 20170 via its Russian Distributor Terralink Technologies International located at 57 Profsoyuznaya, Office 800, Moscow Russia 117420

1.

SOFTWARE LICENSE

A.

Software License.  Licensor hereby grants to Client a perpetual, nonexclusive, nontransferable license commencing on the Effective Date to use the Guardian Technologies International, Inc.’s (“Guardian”) computer software components (the “Software”) and documentation (collectively, the “Documentation”) listed in Exhibit A on the terms and conditions of this Agreement.  The term “Software” as used in this Agreement includes any maintenance releases to the Software that may be provided to Client from time to time under pursuant to this Agreement, but specifically excludes any other modifications or customizations to the Software.

B.

License Limitation.  Client may use the Software only at the specific facilities identified in Exhibit A and only on the terms and conditions of this Agreement.  Client may not use the Software as part of a commercial time-sharing or service bureau operation or in any other resale capacity.  Client may use the Documentation solely in support of the Software.  Client agrees not to reverse engineer, decompile, disassemble or extract, as applicable, any ideas, algorithms or procedures from the Software or Documentation for any reason.  Client may not use the System as a guide or template for the purposes of determining specifications or requirements for or in any way developing a similar or competing product.  Client may not reverse engineer or decompile the Software.

C.

Copies.  Client may not copy the Software.  Client may copy the Documentation to support Client’s licensed use of the Software in accordance with this Agreement, subject to any restrictions specified in Exhibit A.  Any copies Client makes of the Documentation, in whole or in part, are Licensor’s property.  Client agrees to reproduce and include Licensor’s and Guardian’s copyright, trademark, and other proprietary rights notices on any copies of the Documentation, including partial copies.

D.

Ownership.  This Agreement does not convey to Client title or ownership of the Software and Documentation, but only a right of limited use in accordance with this Agreement.  All terms and conditions of this Agreement are material terms of the license granted by this Agreement.

E.

Third Party Software.  All third party software provided by Licensor to Client as a part of the Software is also subject to the terms and conditions of the applicable third party license agreement.  Changes in the Software that Licensor may make from time to time may make it necessary for Client to acquire, at its own expense, updated versions of the third party software or additional third party products.  Licensor will have no warranty or maintenance obligations for any Third Party Products or additional third party products.

2.

HARDWARE LEASE

A.

Lease of Hardware.  Licensor leases to Client, and Client leases from Licensor, the hardware listed or described in Exhibit A (the “Hardware”).  This Agreement does not convey to Client title or ownership of the Hardware, but only a right of limited use in accordance with this Agreement.

B.

Subleases.  Client may not sublease any or all of the Hardware or assign, transfer or encumber Client’s rights, interests or obligations under this Agreement.  Any attempted sublease, assignment, transfer or encumbrance in violation of the preceding sentence will be null and void.

C.

True Lease.  Licensor retains full legal title to the Hardware notwithstanding the possession and use of the Hardware by Client.  It is the intent of the parties that the transaction contemplated by this Agreement (1) constitutes an lease from Licensor to Client for purposes of Client's financial reporting pursuant to generally accepted accounting principles, and (2) constitutes a true lease, and not a sale of Hardware, for federal and state law, income tax, bankruptcy and other purposes.  Each of the parties to this Agreement agrees that it will not, nor will any person controlled by it, or under common control with it, directly or indirectly, at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with Licensor’s status as owner and lessor of the Hardware.  Title to the Hardware will at all times

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remain in Licensor, and Client acquires no ownership, title, property, right, equity, or interest in the Hardware other than its leasehold interest solely as lessee subject to all the terms and conditions of this Agreement.

D.

Restrictions on Use of the Hardware.  Client may not install, or remove any software on the Hardware, or make any other modifications to the Hardware without Licensor’s prior written consent.  Client may not modify the Hardware in any way.

E.

Risk of Loss and Damage.  Client is responsible for any damage to or loss of the Hardware that may occur during the Term or return shipment of the Hardware from Client to Licensor.  Client shall use commercially reasonably efforts to keep the Hardware in the same condition as when received, except for normal wear and tear.  Client must reimburse Licensor for the replacement value of any Hardware damaged or lost during either the Term or return shipping to Licensor.

3.

MAINTENANCE

During the Term, Licensor will provide the following maintenance services for the System.

A.

Licensor will consult with Client for a reasonable amount of time by telephone during Licensor’s normal business hours to assist Client in the use of the System;

B.

Licensor will supply computer program code to correct any Errors (as defined in section 6.A of this Agreement) in the Software.  If a suspected Error is attributable to a cause other than the Software as delivered by Licensor, then Client will pay for Licensor’s work on a time-and-materials basis.  If the Software module containing the Error has been modified by non-Licensor personnel, Licensor will charge Client on a time-and-materials basis at Licensor’s then-current hourly rates for analyzing and fixing the Error in Client’s version, and for any installation assistance Client requires;

C.

Licensor will provide Client with all enhancements to the Software that Licensor develops and generally makes available at no charge to other licensees of the Software (“Enhancements”);

D.

If the Hardware does not conform with its manufacturer’s specifications, Client may return such Hardware unit (the “Returned Hardware”) for repair or exchange as provided in this Section 3.D.  Upon Client’s valid request, Licensor will issue an Return Material Authorization (“RMA”) within one business day.  Client may not make, and Licensor will not accept, returns of Hardware for repair or exchange unless Client first obtains an RMA.  Upon issuance of an RMA, Licensor will ship a replacement Hardware unit (the “Replacement Hardware”) to Client within one business day, freight pre-paid.  Client will ship the Returned Hardware to Licensor, freight pre-paid, on the next business day after receiving the replacement unit.  Licensor will test the Returned Hardware upon receipt and verify that it is defective.

(1)

If the Returned Hardware is defective, (i) Licensor will credit Client for the cost of the freight to return the Returned Hardware; and (ii) Client may retain the Replacement Hardware as a replacement for the Returned Hardware and the Replacement Hardware will become a part of the Hardware under this Agreement.

(2)

If the Returned Hardware is not defective, Licensor will return it to Client and (i) Client will return the Replacement Hardware to Licensor at Client’s expense; and (ii) Licensor may invoice Client for a sum not to exceed $60.00 per man-hour for the time and personnel required to test the Returned Hardware, as well as the shipping and handling fees to return the Returned Hardware to Client.

4.

CHARGES

A.

Fees.  As compensation for the Software license provided under Section 1, Client will pay the fees specified to be paid in accordance with Exhibit A.  As compensation for the Software Maintenance provided under Section 1, Client will pay the fees specified to be paid with respect to the initial Term (“Initial Term Fees”) in accordance with Exhibit A.  Client’s ability to extend the Term of this Maintenance Agreement for additional one year periods pursuant to Section 9.A is expressly conditioned upon Client’s payment of the fees specified to be paid with respect to each extension of the Term (“Additional Term Fees”) in accordance with Exhibit A.

5.

NONDISCLOSURE

A.

“Confidential Information” means any and all information that is confidential or a trade secret and is furnished or disclosed to Client under this Agreement, including, without limitation, information owned by Guardian or Licensor.  The Software and Documentation are Confidential Information of Guardian.  In addition, Confidential Information includes the specific business

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terms of this Agreement and any other information that is marked as “Confidential,” “Proprietary,” “Trade Secret,” or in some other manner to indicate its confidential, proprietary or trade secret nature.

B.

Confidential Information will remain the property of Guardian or Licensor, as applicable, and Client will not be deemed by virtue of this Agreement or any access to Confidential Information to have acquired any right, title or interest in or to the Confidential Information.  Client agrees: (i) to hold the Confidential Information in strict confidence; (ii) to limit disclosure of the Confidential Information to Client’s own employees having a need to know the Confidential Information for the purposes of this Agreement; (iii) not to disclose any Confidential Information to any third party; (iv) to use the Confidential Information solely and exclusively in accordance with the terms of this Agreement in order to carry out its obligations and exercise its rights under this Agreement; (v) to afford the Confidential Information at least the same level of protection against unauthorized disclosure or use as Client normally uses to protect its own information of a similar character, but in no event less than reasonably care; and (vi) to notify Guardian and Licensor promptly of any unauthorized use or disclosure of the Confidential Information and to cooperate with and assist Licensor in every reasonable way to stop or minimize such unauthorized use or disclosure.

C.

Client agrees that if a court of competent jurisdiction determines that Client has breached, or attempted or threatened to breach, its confidentiality obligations or Guardian’s or Licensor’s proprietary rights, money damages will not provide an adequate remedy.  Accordingly, Guardian will be entitled to seek appropriate injunctive relief and other measures restraining further attempted or threatened breaches of such obligations.  Such relief or measures will be in addition to, and not in lieu of, any other rights and remedies available to Licensor.

6.

WARRANTY.

A.

Licensor warrants during the first one (1) year after the Effective Date (the “Warranty Period”), that performance of the Software will not deviate materially from the specifications identified in Exhibit A (the “Specifications”).  A material deviation of the Software from its Specifications is referred to in this Agreement as an “Error.”  If Client believes there has been a breach of this warranty it must notify Licensor in writing within the Warranty Period describing the Error in sufficient detail to enable Licensor to recreate it.  If there has been a breach of this warranty, then Licensor’s sole obligation, and Client’s exclusive remedy, will be for Licensor to correct the Error at no charge.  However, if Licensor is unable to correct an Error after repeated efforts, Client will also be entitled to an equitable adjustment in the Initial Term Fees to reflect any reduction in the value of the Software as a result of the uncorrected Error.  If a reported breach of warranty is attributable to a cause other than a breach of this warranty, then Licensor will be entitled to payment for its investigation and correction efforts on a time and materials basis at Licensor’s then-current rates.

B.

Licensor warrants during the Warranty Period, that performance of the Hardware will not deviate materially from the manufacturer’s specifications.  If Client believes there has been a breach of this warranty it must notify Licensor in writing within the Warranty Period describing the alleged breach in sufficient detail to enable Licensor to recreate it.  If there has been a breach of this warranty, then Licensor’s sole obligation, and Client’s exclusive remedy, will be for Licensor to repair or replace the Hardware so that it conforms to its specifications.  However, if Licensor is unable to correct any breach of warranty after repeated efforts, Client will also be entitled to an equitable adjustment in the Initial Term Fees to reflect any reduction in the value of the Hardware as a result of the uncorrected breach of warranty.  If a reported breach of warranty is attributable to a cause other than a breach of this warranty, then Licensor will be entitled to payment for its investigation and correction efforts on a time and materials basis at Licensor’s then-current rates.

C.

Licensor warrants that the Software does not, to Licensor’s knowledge, infringe any third party copyrights, patents or trade secrets that exist on the Effective Date and that arise or are enforceable under the laws of the United States of America.

(1)

If a third party brings an action against Client making allegations that, if true, would constitute a breach of this warranty, then Licensor will, at its own expense and subject to the provisions of section 8.B, defend, indemnify and hold Client harmless in such proceeding, and Licensor will pay all settlements, costs, damages and legal fees finally awarded.

(2)

If such a proceeding is brought or appears to Licensor to be likely to be brought, Licensor may, at its sole option and expense, either obtain the right for Client to continue using the allegedly infringing item(s) or replace or modify the item(s) to resolve such proceeding.  If Licensor finds that neither of these alternatives is available to it on commercially reasonable terms, Licensor may require Client to return the System, in which case Client will receive a refund of the amounts paid by it for the System, less a reasonable adjustment for depreciation.

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This section 6.C states Licensor’s entire obligation to Client and Client’s exclusive remedy with respect to any claim of infringement and is in lieu of any implied warranties of non-infringement or non-interference with use and enjoyment of information.

D.

Licensor is not responsible for any claimed breaches of the foregoing warranties caused by:  (i) modifications made to the System by anyone other than Licensor and its subcontractors working at Licensor’s direction; (ii) the combination, operation or use of the System with any items that Licensor did not supply; or (iii) Client’s failure to use any new or corrected versions of the System made available by Licensor.

E.

Licensor does not warrant that the Software will be error-free or that its operation will be uninterrupted.  Client acknowledges that it is responsible for the results obtained from use of the System, including without limitation the completeness, accuracy and content of such results.

F.

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, INTEGRATION, PERFORMANCE AND ACCURACY AND ANY IMPLIED WARRANTIES ARISING FROM STATUTE, COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

7.

LIMITATION OF LIABILITY

A.

If Client should become entitled to claim damages from Guardian or Licensor (including without limitation, for breach of contract, breach of warranty, negligence or other tort claim), Licensor will be liable only for the amount of Client’s actual direct damages, not to exceed (in the aggregate for all claims) the amount of the fees paid by Client to Licensor with respect to the particular one-year Term in which the claim arises.  This limit also applies to Licensor’s licensors.  It is the maximum liability for which Licensor and its licensors are collectively responsible.

B.

In no event will Guardian or any person or entity involved in the creation, manufacture or distribution of any software, services or other materials provided by Licensor under this Agreement be liable for:  (i) any damages arising out of or related to the failure of Client or its Affiliates or suppliers to perform their responsibilities; (ii) any claims or demands of third parties (other than those third party claims covered by sections 6.C(1)); or (iii) any lost profits, loss of business, loss of data, loss of use, lost savings or other consequential, special, incidental, indirect, exemplary or punitive damages, even if Licensor has been advised of the possibility of such damages.  Licensor will not be held responsible, or to have failed to meet its obligations under this Agreement, if it either delays performance or fails to perform as a result of any cause beyond its reasonable control.

C.

The foregoing limitations do not apply to the payment of settlements, costs, damages and legal fees referred to in section 6.C(1).  The limitations of liability set forth in this section 7 will survive and apply notwithstanding the failure of any limited or exclusive remedy for breach of warranty set forth in this Agreement.  The parties agree that the foregoing limitations will not be read so as to limit any liability to an extent that would not be permitted under applicable law.

8.

INDEMNIFICATION

A.

CLIENT ACKNOWLEDGES THAT THE SYSTEM IS ONLY AN AID IN THE DETECTION OF CERTAIN THREATS IN SCANNED LUGGAGE AND/OR PACKAGES.  RESPONSIBILITY FOR DETECTING THREATS IN SCANNED LUGGAGE AND/OR PACKAGES REMAINS CLIENT’S RESPONSIBILITY ENTIRELY.  IN THAT REGARD, CLIENT ACKNOWLEDGES THAT THE SYSTEM WILL NOT IDENTIFY ALL THREATS IN SCANNED LUGGAGE AND/OR PACKAGES.  IT IS ONLY DESIGNED TO ACT AS AN AID TO SECURITY PERSONNEL IN THEIR EXERCIDE OF THEIR DUTIES.  Each of the parties acknowledges and agrees that by entering into and performing its obligations under this Agreement, Licensor will not assume and should not be exposed to any liability with respect to passenger safety or with respect to the failure of the System to identify a threat in any scanned luggage or packages.  Therefore, except for claims covered by Section 6.C(1), Client will, at its own expense and subject to the provisions of Section 8.B, defend, indemnify and hold Licensor harmless in all claims or actions by third parties arising out of or relating to the conduct of Client’s business, including without limitation, Client’s operation and use of the System and with respect to passenger safety and security, and Client will pay all settlements, costs, damages and legal fees and expenses finally awarded.

B.

A party’s indemnification obligations specified in this Agreement are conditioned upon the indemnified party promptly notifying the indemnifying party in writing of the proceeding, providing the indemnifying party a copy of all notices received by the indemnified party with respect to the proceeding, cooperating with the indemnifying party in defending or settling the proceeding,

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and allowing the indemnifying party to control the defense and settlement of the proceeding, including the selection of attorneys.  The indemnified party may observe the proceeding and confer with the indemnifying party at its own expense.

9.

TERMINATION

A.

Term.  The term of the software license is perpetual unless terminated as defined below.

B.

Termination for Cause.  If a party believes that the other party has failed to perform a fundamental obligation the failure of which defeats the essential purpose of this Agreement (a “Breach”), then that party may provide written notice directed to the breaching party describing the alleged Breach in reasonable detail and containing a reference to this Section 9.B.  If the breaching party does not, within thirty (30) days after receiving such written notice, either (i) cure the Breach or (ii) if the Breach is not one that can reasonably be cured within thirty (30) days, develop a plan to cure the Breach and diligently proceed according to the plan until the Breach has been cured, then the non-breaching party may terminate this Agreement for cause by written notice to the breaching party.  If Client breaches the restrictions imposed under Sections 1 and 2 or its nondisclosure obligations under Section 5, Licensor will have the right, without affecting any other rights and remedies Licensor may have, to terminate this Agreement immediately upon written notice to Client.  Termination of this Agreement will be in addition to, and not in lieu of, other remedies available to the terminating party under this Agreement.

C.

Return of the Software.  Within thirty (30) days after the termination of this Agreement for any reason, Client must return the Software to Licensor.  Client must return the Software to Licensor at the address listed in Exhibit A via an internationally recognized express courier service providing shipping tracking and confirmation services, shipping pre-paid, using suitable packaging materials at its own cost.

D.

Survival.  Any provision of this Agreement that imposes or contemplates continuing obligations on a party will survive the expiration or termination of this Agreement, including but not limited to sections 5 and 7.

10.

LAW AND DISPUTES

A.

This Agreement will be governed by the laws of the Commonwealth of Virginia, United States of America, without regard to any provision of Virginia law that would require or permit the application of the substantive law of any other jurisdiction.

B.

Both Licensor and Client agree to comply fully with all relevant export laws and regulations of the United States to ensure that no information or technical data provided pursuant to this Agreement is exported or re-exported directly or indirectly in violation of law.

C.

At the written request of either party, the parties will attempt to resolve any dispute arising under or relating to this Agreement through the informal means described in this Section 10.C.  Each party will appoint a senior management representative who does not devote substantially all of his or her time to performance under this Agreement.  The representatives will furnish to each other all non-privileged information with respect to the dispute that the parties believe to be appropriate and germane.  The representatives will negotiate in an effort to resolve the dispute without the necessity of any formal proceeding.  Formal proceedings for the resolution of the dispute may not be commenced until the earlier of:  (i) the designated representatives conclude that resolution through continued negotiation does not appear likely; or (ii) thirty (30) calendar days have passed since the initial request to negotiate the dispute was made; provided, however, that a party may file earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors, or to apply for interim or equitable relief.

D.

The parties submit to the exclusive jurisdiction of the courts of Fairfax County, Virginia and the United States District Court for the Eastern District of Virginia, Alexandria Division.  Due to the high costs and time involved in commercial litigation before a jury, the parties waive all right to a jury trial with respect to any and all issues in any action or proceeding arising out of or related to this Agreement

E.

No proceeding, regardless of form, arising out of or related to this Agreement may be brought by either party more than two (2) years after the accrual of the cause of action, except that (i) proceedings related to violation of a party’s proprietary rights or any duty to protect Confidential Information may be brought at any time within the applicable statute of limitations, and (ii) proceedings for non-payment may be brought up to two (2) years after the date the last payment was due.

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11.

GENERAL

A.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties, and supersedes all other prior or contemporaneous communications between the parties (whether written or oral) relating to the subject matter of this Agreement.  This Agreement may be modified or amended solely in a writing signed by both parties.

B.

Severability.  The provisions of this Agreement will be deemed severable, and the unenforceability of any one or more provisions will not affect the enforceability of any other provisions.  In addition, if any provision of this Agreement, for any reason, is declared to be unenforceable, the parties will substitute an enforceable provision that, to the maximum extent possible under applicable law, preserves the original intentions and economic positions of the parties.

C.

No Waiver.  No failure or delay by a party in exercising any right, power or remedy will operate as a waiver of that right, power or remedy, and no waiver will be effective unless it is in writing and signed by the waiving party.  If a party waives any right, power or remedy, the waiver will not waive any successive or other right, power or remedy the party may have under this Agreement.

D.

Notices.  Any legal notice or other communication required or permitted to be made or given by either party pursuant to this Agreement will be in writing, in English, and will be deemed to have been duly given:  (i) five (5) business days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid, with return receipt requested; (ii) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of the notice is promptly sent by another means specified in this section; or (iii) when delivered if delivered personally or sent by express courier service.  All notices will be sent to the other party at its address as set forth below or at such other address as the party may specify in a notice given in accordance with this section.

In the case of Client:	with a copy of legal notices to:
NAST Russia 8/1 Ak. Koroleva Ul Moscow 129515 Attn: Francis Wipp Fax: 7 495 616 8395	___________________________ ___________________________ ___________________________ Attn: ______________________ Fax: _______________
In the case of Licensor:	with a copy of legal notices to:

Terralink Technologies International, Inc.

57 Profsoyuznaya                                                     Office 800,                                                            Moscow Russia 117420

Attn:  Mr. Ron Lewin

Fax:  7 495 721 1722

______________________________________

Guardian Technologies International, Inc.
516 Herndon Parkway
Herndon, Virginia, 20170
Attn:  Mr. Gregory Hare, Chief Financial Officer
Fax:

703-464-8530

Pillsbury Winthrop Shaw Pittman LLP 1650 Tysons Blvd. McLean, VA 22102 Attn: Lawrence Schultis, Esq. Fax: 1.703.770.7901

E.

Assignment.  Neither party may assign or otherwise transfer any right or obligation set forth in this Agreement (whether by operation of law or otherwise) without the other party’s prior written consent, except that Licensor may assign any right or obligation set forth in this Agreement to an affiliate or to a successor entity in the event of a merger, consolidation or sale of Licensor’s business or all or substantially all of Licensor’s stock or assets, provided the assignee agrees in writing to assume all of Licensor’s obligations and liabilities under this Agreement.  Any purported assignment in violation of the preceding sentence will be void.  This Agreement will be binding upon the parties’ respective successors and permitted assigns.

F.

Third Party Beneficiary.  Guardian has the right to enforce all obligations of the Client and receive all benefits of this Agreement as an intended third party beneficiary.

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Proprietary Software License and Hardware Lease Agreement

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G.

Exhibits.  The Exhibits referred to in and attached to this Agreement are made a part of it as if fully included in the text.

Each party has caused its authorized representative to execute this Agreement as of the Effective Date.

Guardian Technologies International, Inc (Licensor)	National Body Guard Association (Client)
By: /s/Michael W. Trudnak	By:/s/ Dmitry Fonareff
Name: Michael W. Trudnak	Name: Dmitry Fonareff
Title: Chief Executive Officer	Title: President

PROPRIETARY SOFTWARE LICENSE

EXHIBIT A

1.

Software provided under this license:  Licensor is licensing to Client the following computer software components comprising the Software:

PinPoint 3i Engine -

Version 2.0

•

PinPoint Module Metal -

•

PinPoint Module  Explosive

2.

Specifications: The Specifications for the Software are as set forth in the following documentation:

User Manual

3.

Associated documentation:  Licensor is licensing to Client the documentation that sets forth the Specifications, as listed above, and the following other documentation, all of which Licensor will deliver to Client, and which is collectively referred to in this Agreement as the “Documentation”:

None

4.

Hardware provided under this license:  Licensor is leasing the following Hardware to Client:

The client is to provide their own hardware as specified

5.

Sites: Client is permitted to use the Software at the facility or facilities listed below:

NAST Russia

8/1 Ak. Koroleva Ul

Moscow 129515

Attn:  Francis Wipp

Telephone Number:  7 495 616 839

Fax Number:  7 495 616 8395

6.

Software License Fee:  The Software License Fee is payable as follows:

•

Perpetual License:  A “Perpetual License” is granted to an end user organization pursuant to an end user license agreement.  The end user shall pay Guardian the following amount(s) with respect to Products delivered under a Perpetual License.

Product Description

Price per Scanning Device

•

PinPoint 3i Engine -

$ 3,000

A - 1

Guardian Technologies International, Inc.

Proprietary Software License

Confidential and Proprietary

•

PinPoint Module Metal -

$ 1,000

•

PinPoint Module  Explosive –

$ 1,000

7.

Software Maintenance Fee:  The Annual Software Maintenance fee equals 20% of the total Software License

Fee provided in paragraph five (5) above.

8.

Address for return shipping:

Terralink Technologies International, Inc.

Guardian Technologies International, Inc.

57 Profsoyuznaya                                               then to

516 Herndon Parkway

Office 800

Herndon, Virginia 20170

Moscow Russia 117420

Telephone Number:  703-464-5495

Telephone Number 7 495 721 1721

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Guardian Technologies International, Inc.

Proprietary Software License

Confidential and Proprietary